Exhibit 99.1

EMPLOYEE VIDEO TRANSCRIPT

ANNOUNCEMENT OF ROWAN AND ENSCO COMBINATION

TOM BURKE

On October the 8th, we announced a merger of Rowan and Ensco. The reason we have done this is to create a stronger company for the future. The proposed transaction, which we expect to close in the first half of next year, is structured as a “merger of equals”. What this means is Rowan has not been sold. I want to repeat that – Rowan has NOT been sold. We are merging with Ensco to create a stronger company.

What are the benefits of merging with Ensco?

Together with Ensco, we will be much better positioned to capitalize on what is looking like a slow recovery in the offshore drilling business, but also have the financial wherewithal to cope with what is still a very challenging market. The two companies together will have a much larger, diversified fleet, and we’ll have a lot more opportunity to invest in new technologies to differentiate ourselves and serve our customers better by helping drive efficiency and safe operations at the well site.

How will the combined company be managed?

I will be the President and CEO of the combined company, and Ensco’s current President and CEO will be the Chairman of the board of directors of the combined company. The company’s headquarters will be a very modest office in London, and we will maintain a large corporate office in Houston. The company will also have shorebases around the world where the two companies currently have shorebases. The rest of the management team of the combined company will be decided in the following weeks and months, and we will let you know as soon as those decisions have been made.

How will the combined company’s fleet look after the merger?

I’m really excited about the combined fleet of the two companies. The combined fleet will be 82 rigs, and it will be working in six continents, and it will have some of the highest specification, most advanced drilling rigs in the world. The combined company will have 28 floaters and 54 jack-ups.

Starting with the floaters, the combined company will have 11 seventh generation rigs – three that originally came from Ensco, four that came from Atwood, and the four from Rowan. We’ll also have four sixth-generation moored rigs, as well as 10 modern sixth-generation, DP only rigs, plus three other rigs. When you think about the combined company’s floater fleet, it will be the second largest in the industry with as many high-end rigs – of the seventh-generation rigs – as Transocean, and altogether, more floating rigs than Seadrill.

On the jack-up rig side, the combination of the two companies’ fleets will create the world’s largest jack-up fleet with seven ultra-harsh environment rigs, nine modern harsh-environment rigs, and 22 modern, benign rigs, and 16 other rigs.

As you can see from what I’ve just described, the combined company fleet will be absolutely outstanding.

What happens next? What is the status of the two companies?

Frankly, not that much will happen over the next month or two. We just announced the transaction earlier on this week, and in the coming weeks and months we’ll be making filings with regulatory agencies and other agencies around the world. Early next year, we’ll be seeking regulatory approvals in the different jurisdictions around the world. We will see a shareholder vote for both companies, and then we will expect the transaction to close sometime in the first half of next year.

Until the close, Rowan and Ensco must operate as independent companies. There will be no changes to our day-to-day activities due to this proposed transaction. We will start to do integration planning over the next weeks and months, but we won’t make any changes until the transaction closes in the first half of next year.

How will this impact ARO Drilling or Ensco rigs in Saudi Arabia?

We expect ARO Drilling to be largely unaffected by the transaction. Rowan, and then the combined company, needs to support ARO Drilling through transition services until ARO Drilling has transitioned onto its own systems. Ensco’s rigs in Saudi Arabia will continue to operate separately for the foreseeable future.

What would you like to say to employees?

It’s understandable that the proposed combination will cause concern and uneasiness amongst everybody at Rowan. However, I’m committed to communicate decisions as they are made to everybody in the company. And, I’m also committed to treating the whole of the workforce at Rowan and Ensco fairly with respect. I’d ask you all to be patient as we work through the process over the next several weeks and months.

Please be sure to read the information that we’ve provided: the letter from me; the FAQs; you can look at our website; and look at the combination documents; and you can read the press release. And, please look out for more information as we publish it. Also, if you have questions, please ask your supervisor.

While this news is significant, I know I can trust everybody at Rowan to keep focused on their day-to-day tasks supporting our offshore rigs as we execute safe, reliable and efficient operations.

Thank you.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction, benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to discounted cash flows, revenue growth, future dividend levels, credit ratings or other attributes of Ensco plc (“Ensco”) following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)).  Forward-looking statements include words or phrases such as "anticipate," "believe," “contemplate,” "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import.  These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Rowan Companies plc (“Rowan”), delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  All information in this document is as of today.  Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Ensco and Rowan will file a joint proxy statement on Schedule 14A with the SEC.  To the extent Ensco effects the proposed transaction as a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act of 2006, as amended, the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines to conduct an acquisition of Rowan pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC's website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800.  Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.”  Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in Ensco's proxy statement relating to its 2018 General Meeting of Shareholders and Rowan’s proxy statement relating to its 2018 General Meeting of Shareholders, as filed with the SEC on March 30, 2018 and April 3, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies' security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales.  In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States.  Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.